As filed with the Securities and Exchange Commission on October 21, 2025

Registration No. 333-290738

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CISO GLOBAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	8742	83-4210278
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

(480) 389-3444

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David G. Jemmett

Chief Executive Officer

CISO Global, Inc.

6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

(480) 389-3444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katherine A. Beck

Adin J. Tarr

Greenberg Traurig, LLP

2375 E. Camelback Road, Suite 800

Phoenix, Arizona 85016

(602) 445-8000

Approximate date of commencement of proposed sale to the public: From time to time, as determined by the Selling Stockholder, after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholder may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and nor is it a solicitation of offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 21, 2025

Up to 39,062,500 Shares of Common Stock

This prospectus relates to the resale of up to 39,062,500 shares of common stock, par value $0.00001 per share (the “Common Stock”), of CISO Global, Inc. (the “Company,” “we,” “our” or “us”) by B. Riley Principal Capital, LLC (“B. Riley” or the “Selling Stockholder”), a fund managed by B. Riley Securities Holdings, Inc. The shares of Common Stock registered for resale pursuant to this prospectus consist of up to 39,062,500 shares of Common Stock (the “Shares”) issuable upon conversion of the 15,625 shares of Series B Convertible Preferred Stock of the Company, par value $0.00001 per share (the “Series B Preferred Stock”), issuable pursuant to and in accordance with the terms and conditions of that certain Preferred Equity Purchase Agreement, dated September 24, 2025 (the “Purchase Agreement”).

The Shares will be issued to the Selling Stockholder in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder. For additional information about the private placements, see “Private Placements” on page 6 of this prospectus.

We will not receive any proceeds from the resale or other disposition of the Shares by the Selling Stockholder. The Selling Stockholder may offer all of a portion of the shares for resale from time to time through public or private transactions, at then prevailing market prices (and not fixed prices). The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sale of our securities. We will bear all costs, expenses and fees in connection with the registration of the securities registered hereunder.

B. Riley may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to shares of Series B Preferred Stock issuable to it in connection with the Purchase Agreement and convertible into the Shares being registered for resale hereunder. The Shares being offered hereby may be sold by the Selling Stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. See “Use of Proceeds” beginning on page 16 and “Plan of Distribution (Conflict of Interest)” beginning on page 17 of this prospectus for more information.

In connection with the Purchase Agreement, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member, acted as sole placement agent to the Company and is entitled to a placement fee equal to 3.5% of the aggregate dollar amount of the Series B Preferred Stock issued pursuant to the Purchase Agreement, excluding the offering price discount, in addition to certain other customary compensation described in further detail herein. See “Plan of Distribution (Conflict of Interest).”

We also have engaged Seaport Global Securities LLC (“Seaport”) as a “qualified independent underwriter” in this offering, whose fees and expenses will be borne by the Selling Stockholder. See “Plan of Distribution (Conflict of Interest).”

Our Common Stock is listed on The Nasdaq Capital Market, or “Nasdaq,” under the symbol “CISO.” On October 20, 2025, the last reported sale price of our Common Stock as reported on Nasdaq was $1.22 per share.

You should read this prospectus carefully, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before you invest in any of our securities.

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2025.

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ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), and that includes exhibits that provide more detail with respect to the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Stockholder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Stockholder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus and the applicable prospectus supplement carefully, especially the section entitled “Risk Factors” contained herein and therein and the documents incorporated by reference herein and therein, as well as the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference.

Our Business

Overview

Our company is a leading cybersecurity, compliance, and software firm composed of highly trained and seasoned security professionals. We collaborate with clients to enhance or establish a stronger cybersecurity posture within their organizations. Cybersecurity, also referred to as computer or information technology security, protects computer systems and networks from data breaches, hardware damage, software compromise, and service disruptions.

The cybersecurity industry faces a significant supply and demand imbalance, with greater demand for services than the market can supply in terms of expert, seasoned compliance and cybersecurity professionals. To address this, we prioritize identifying, attracting, and retaining top cybersecurity and compliance talent. Our strategy includes acquisitions, direct hiring, and employee incentivization through stock options to ensure retention. We continuously seek culturally aligned cyber talent that offers operational leverage through existing revenue streams and customer relationships.

We have invested in enterprise solutions, executive leadership, and our proprietary software to integrate our acquisitions into a unified ecosystem. This ecosystem fosters cross-pollination of solutions, promoting additional revenue opportunities and enhancing recurring revenue. By emphasizing a security-aware workforce culture, we aim to become trusted advisors, providing tailored, product-agnostic cybersecurity solutions that align with our clients’ security needs, financial realities, and strategic goals.

Our comprehensive cybersecurity services span compliance, cybersecurity, and culture. These services include compliance consulting, secured managed services, Security Operations Center (SOC) services, virtual Chief Information Security Officer (vCISO) services, incident response, certified forensics, technical assessments, and cybersecurity training. We believe culture forms the foundation of successful cybersecurity programs. To support this, we have developed MCCP+ (“Managed Compliance & Cybersecurity Provider + Culture”), a holistic solution combining all four pillars under one roof, delivered by a dedicated team of subject matter experts. Our proprietary software further enhances this offering by streamlining compliance management, threat detection, and response capabilities, ensuring a faster and more effective security posture for our clients.

We differentiate ourselves through a technology-agnostic approach and a relentless focus on acquiring high-demand cybersecurity talent, expanding both service capabilities and global reach. Paired with our proprietary CISO software, which enhances threat visibility and accelerates incident response, we deliver unparalleled value to clients — surpassing competitors and traditional in-house security models. This strategy drives scalable growth, strengthens recurring revenue streams, and positions us as a leader in a market facing a critical cybersecurity talent shortage.

Our integrated service model enhances revenue capture and operational efficiency, resulting in improved profitability and stronger client retention. Clients benefit from streamlined engagements with a single provider addressing a broad range of needs, leading to faster problem resolution and superior outcomes compared to multi-vendor approaches. This fosters long-term client partnerships.

We further differentiate ourselves through our staffing model: our employees are dedicated partners, not consultants, available under recurring monthly contracts. This structure helps mitigate the challenges associated with hiring experienced cybersecurity professionals. By integrating our team of industry and subject matter experts into clients’ operations — supported by our proprietary software — we offer a robust, embedded cybersecurity solution that continuously adapts to evolving threats.

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Our technology-agnostic stance allows us to work seamlessly with any business, regardless of existing systems or tools. Clients retain the flexibility to select the best technologies for their needs without impacting their relationship with us.

Building a world-class technology team with industry-specific expertise remains a cornerstone of our strategy. We will continue acquiring top cybersecurity talent to expand our services and geographical footprint, reinforcing our ability to deliver exceptional results for clients. Our goal remains to stay ahead of emerging threats and regulatory changes, ensuring our clients’ safety, compliance, and success — with our proprietary software serving as a vital tool to support ongoing security, compliance, and operational excellence.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

●	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

●	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years after our first public equity sale or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, issue more than $1.0 billion of non-convertible debt over a three-year period, or become a large accelerated filer. So long as we remain an emerging growth company, we may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in our filings. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Recent Developments

Series B Preferred Stock

On September 24, 2025, we entered into the Purchase Agreement with B. Riley, pursuant to which we will have the right to issue and sell to B. Riley, and B. Riley must purchase from us, up to $15.0 million of our newly authorized shares of Series B Preferred Stock. Such sales of Series B Preferred Stock by us to B. Riley, if any, will be subject to certain limitations and conditions set forth in the Purchase Agreement, and may occur from time to time, at our sole discretion, over the eighteen (18)-month period commencing September 24, 2025, and terminating on the earliest of (i) March 24, 2027, (ii) the date on which B. Riley shall have made payment of the aggregate purchase price equal to $15.0 million, (iii) if we have not obtained approval by our stockholders by September 24, 2026, such date as there ceases to be a sufficient number of authorized but unissued shares of Common Stock of the Company remaining under the Exchange Cap (as defined below). The Series B Preferred Stock will be issued to the Selling Stockholder in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

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We may receive up to $15.0 million in aggregate gross proceeds under the Purchase Agreement from any sales of shares of Series B Preferred Stock we make to B. Riley pursuant to the Purchase Agreement, assuming that we sell the full amount of our Series B Preferred Stock that we have the right, but not the obligation, to sell to B. Riley under the Purchase Agreement. Any proceeds that we receive from sales of shares of Series B Preferred Stock to the Selling Stockholder under the Purchase Agreement will be used for working capital, general corporate purposes, and payment of debt obligations.

All of the conditions set forth in the Purchase Agreement must be satisfied in order for us to commence any sales of our Series B Preferred Stock to B. Riley. From and after such time that all of the conditions are satisfied, we may, from time to time, and at our sole discretion, on any business day that we select, direct B. Riley to purchase our Series B Preferred Stock in increments of $100,000, subject to a maximum amount of $500,000 weekly in the aggregate (subject to exception), provided that the initial purchase shall be for $2.3 million of Series B Preferred Stock.

In no event may we issue or sell to B. Riley under the Purchase Agreement shares of our Series B Preferred Stock that are convertible into an aggregate number of shares of Common Stock exceeding a customary 9.99% beneficial ownership limitation, as well as a conversion limitation equal to 6,821,115 (representing 19.99% of the aggregate number of shares of Common Stock issued and outstanding as of September 24, 2025 and subject to adjustment for any stock splits, combinations or the like) pursuant to applicable Nasdaq Listing Rules (the “Exchange Cap”) until approval has been obtained from our stockholders.

BRS, as placement agent, will receive a placement fee equal to 3.5% of the aggregate dollar amount of the Series B Preferred Stock issued pursuant to the Purchase Agreement, excluding the offering price discount, in addition to certain other customary compensation described in further detail herein.

We have agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Purchase Agreement) while the Purchase Agreement is in effect without B. Riley’s prior written consent. This restriction does not apply to any sales, amendments, modifications, supplements or other updates in connection with the “at the market” offering program with B. Riley in effect prior to entering into the Purchase Agreement. We have further agreed not to issue or agree to issue any shares of Common Stock or common stock equivalents until October 23, 2025.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. We may terminate the Purchase Agreement at any time prior to the expiration of the Purchase Agreement upon prior written notice to B. Riley, provided that we pay an amount equal to $1.0 million as liquidated damages.

Series A Preferred Stock

On August 4, 2025, we entered into Exchange Agreements (each, an “Exchange Agreement,” and collectively, the “Exchange Agreements”) with each of Hensley & Company, d/b/a Hensley Beverage Company (“Hensley”), an entity affiliated with Andrew K. McCain, a director of our company, and J C Associates, Inc. (“J C Associates,” and collectively with Hensley, the “Holders”), an entity affiliated with a member of our advisory board. Pursuant to the Exchange Agreements, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, and Rule 506(b) of Regulation D as promulgated by the SEC, the Holders exchanged certain outstanding convertible notes, as amended from time to time, with aggregate principal and accrued interest of approximately $9,297,894.54 (collectively, the “Exchange Notes”) for an aggregate of 9,297,894 newly authorized shares of Series A Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”). Upon the closing of the transactions contemplated by the Exchange Agreements, the Exchange Notes were cancelled, and the Holders relinquished all rights, powers, privileges, remedies, or interest under such securities.

Corporate Information

Our principal executive office is located at 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona 85251, and our telephone number is (480) 389-3444. Our website address is www.ciso.inc. Information contained on our website is not a part of this prospectus.

We make available free of charge through the Investors link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

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THE OFFERING

Shares of Common Stock Offered by the Selling Stockholder	Up to 39,062,500 shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock that we may issue and sell to B. Riley from time to time under the Purchase Agreement.

Selling Stockholder	B. Riley Principal Capital, LLC. See “Selling Stockholder” on page 15 of this prospectus.

Shares of Common Stock Outstanding Before this Offering	34,525,134 shares of Common Stock.

Shares of Common Stock to be Outstanding Immediately After this Offering	73,587,634 shares, assuming all 15,625 shares of Series B Preferred Stock are issued and sold to the Selling Stockholder and converted into the Shares at the minimum conversion price of $0.40 per share (the “Minimum Conversion Price”).

Use of Proceeds	The Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of the Shares in this offering. However, we may receive up to $15.0 million in aggregate gross proceeds under the Purchase Agreement from any sales of shares of Series B Preferred Stock we make to the Selling Stockholder pursuant to the Purchase Agreement, assuming that we sell the full amount of our Series B Preferred Stock that we have the right, but not the obligation, to sell to the Selling Stockholder under the Purchase Agreement. Any proceeds that we receive from sales of shares of Series B Preferred Stock to the Selling Stockholder under the Purchase Agreement will be used for working capital, general corporate purposes, and payment of debt obligations.

Conflict of Interest

We have engaged BRS, a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), to act as our placement agent in connection with the transactions under the Purchase Agreement and have agreed to pay BRS a cash fee equal to 3.5% of the aggregate dollar amount of the Series B Preferred Stock issued under the Purchase Agreement, in addition to certain other customary compensation described in further detail herein.

B. Riley is an affiliate of BRS. Because B. Riley will receive all the net proceeds from the resale of our shares of Common Stock pursuant to this prospectus, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121.

FINRA Rule 5121 requires that a “qualified independent underwriter” (as defined in FINRA Rule 5121) participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Seaport, a registered broker-dealer and FINRA member (the “QIU”), to be the qualified independent underwriter in this offering. In such capacity, the QIU has participated in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Among other things, the QIU has reviewed the terms of our sale of shares of Series B Preferred Stock to B. Riley pursuant to the Purchase Agreement, as well as the terms and pricing formula applicable to the conversion of such shares of Series B Preferred Stock into shares of Common Stock to be sold to public investors pursuant to this offering, and the QIU has confirmed that the terms of such sale, as well as the formula-based pricing methodology and terms of such conversion and resale, are not unreasonable reasonable to public investors in the context of this offering. B. Riley has agreed to pay the QIU a cash fee of $50,000 upon completion of setting up this offering as consideration for its services and to reimburse certain expenses incurred in connection with acting as the qualified independent underwriter in this offering. The QIU will receive no other compensation for acting as the qualified independent underwriter in this offering.

The QIU is not participating in any resales of shares under this prospectus, will not receive any portion of the proceeds from the sale of shares by the Selling Stockholder, and has no direct or indirect interest in this offering other than the receipt of customary fees for acting in such capacity. In addition, in accordance with FINRA Rule 5121, no FINRA member (including BRS) is not permitted to sell our shares of Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”

National Securities Exchange Listing	Our Common Stock is currently listed on Nasdaq under the symbol “CISO.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 11 of this prospectus. In addition, before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 34,525,134 shares of our Common Stock outstanding as of October 16, 2025, and excludes, as of such date, the following:

●	51,338 shares of Common Stock reserved for issuance under the Company 2023 Stock Incentive Plan;

●	9,297,894 shares of Common Stock issuable upon the conversion of the Series A Preferred Stock;

●	39,062,500 shares of Common Stock issuable upon the conversion of the Series B Preferred Stock being registered for resale hereunder;

●	1,307,868 shares of Common Stock issuable upon the exercise of stock options outstanding, with a weighted average exercise price of $30.89 per share; and

●	5,031,281 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $1.18 per share.

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PRIVATE PLACEMENTS

This prospectus covers the resale by the Selling Stockholder of up to 39,062,500 shares of our Common Stock.

General

On September 24, 2025 we entered into the Purchase Agreement with B. Riley. Pursuant to the Purchase Agreement, we will have the right to issue and sell to B. Riley, and B. Riley must purchase from us, up to $15.0 million of our shares of our newly authorized Series B Preferred Stock. Fifteen Thousand Six Hundred Twenty-Five (15,625) shares of preferred stock of the Company constitute the series of preferred stock designated as our Series B Preferred Stock. In addition, on September 24, 2025, we engaged BRS to act as our placement agent in connection with the issuance and sale of the Series B Convertible Stock.

All of the conditions set forth in the Purchase Agreement must be satisfied in order for us to commence any sales of our Series B Preferred Stock to B. Riley under the Purchase Agreement, including conditions related to minimum share price, trading volumes, this registration statement being declared effective, the Beneficial Ownership Limitation and Exchange Cap, and other contractual provisions. From and after such time that all of the conditions are satisfied, we may, from time to time and at our sole discretion for a period of eighteen (18)-months commencing September 24, 2025, on any business day that we select, direct B. Riley to purchase our Series B Preferred Stock in increments of $100,000, subject to a maximum amount of $500,000 weekly in the aggregate (subject to exception), provided that the initial purchase shall be for $2.3 million of Series B Preferred Stock. The Purchase Agreement will terminate on the earliest of (i) March 24, 2027, (ii) the date on which B. Riley shall have made payment of the aggregate purchase price equal to $15.0 million, (iii) if we have not received Stockholder Approval (defined below) by September 24, 2026, such date as there ceases to be a sufficient number of authorized but unissued shares of Common Stock remaining under the Exchange Cap.

We will control the timing and amount of any sales of our Series B Preferred Stock to B. Riley. The per share purchase price of the shares of our Series B Preferred Stock that may be sold to B. Riley is $960, a 4% original issue discount from the stated value of $1,000 per share in the Series B Certificate of Designations (defined below). The per share purchase price will be equitably adjusted as provided in the Purchase Agreement for any reverse and forward stock splits, stock dividends, stock combinations and other similar transactions. We may terminate the Purchase Agreement at any time prior to the expiration of the Purchase Agreement upon prior written notice to B. Riley, provided that we pay an amount equal to $1.0 million as liquidated damages. No termination of the Purchase Agreement will be effective during the pendency of any sale and issuance of shares that has not then fully settled in accordance with the Purchase Agreement. Actual sales of shares of Series B Preferred Stock by us to B. Riley under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our Common Stock and determinations as to the appropriate sources of funding for the Company and its operations.

In no event may we issue or sell to B. Riley under the Purchase Agreement shares of our Series B Preferred Stock, that, after giving effect to such purchase and sale, convert into the aggregate number in excess of the Exchange Cap until approval has been obtained from our stockholders (“Stockholder Approval”). In accordance with Nasdaq Listing Rule 5635, we must obtain Stockholder Approval to make issuances in excess of the Exchange Cap. The Purchase Agreement requires us to use reasonable best efforts to obtain Stockholder Approval within 90 days of entering into the Purchase Agreement. If we do not obtain Stockholder Approval at the first meeting, then we must call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Preferred Stock is no longer outstanding.

Shares of our Series B Preferred Stock will rank senior and prior to our Common Stock and rank junior to our Series A Preferred Stock. Issuances of Series B Preferred Stock pursuant to the Purchase Agreement and the subsequent conversion of Series B Preferred Stock into the Shares will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance and conversion. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of the total outstanding shares of our Common Stock after any such issuance and conversion of shares of our Series B Preferred Stock. There are substantial risks to our stockholders as a result of the sale and issuance of Series B Preferred Stock to B. Riley under the Purchase Agreement as well as conversion of such Series B Preferred Stock into the Shares. See “Risk Factors” on page 11.

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Sales and Issuances of our Series B Preferred Stock Under the Purchase Agreement

Conditions

In addition to the other conditions contained in the Purchase Agreement, our ability to direct B. Riley to purchase shares of Series B Preferred Stock under the Purchase Agreement will be contingent upon (i) the lowest daily volume weighted average price for each of the five consecutive trading days prior to us providing notice to B. Riley to purchase shares of Series B Preferred Stock and (ii) the closing sale price on the trading day prior to us providing notice to B. Riley to purchase shares of Series B Preferred Stock each equaling or exceeding one hundred fifty percent (150%) of the Minimum Conversion Price then in effect. Other conditions include conditions related to this registration statement being declared effective, the Beneficial Ownership Limitation and Exchange Cap, and other contractual provisions.

Sales and Issuances

From and after the date all conditions precedent are satisfied under the Purchase Agreement, we, in our sole discretion, will have the right, but not the obligation, to require B. Riley to purchase from us, shares of Series B Preferred Stock by delivering a written notice to B. Riley. The aggregate purchase price for the initial sale and issuance of Series B Preferred Stock shall be $2.3 million. After the initial issuance, we are prohibited from delivering another notice for a period of forty-five (45) days. The aggregate purchase price for any subsequent sale and issuance of Series B Preferred Stock under the Purchase Agreement will be equal to an amount in the increments of $100,000 not to exceed $500,000 in the aggregate, to be determined on a weekly basis, provided that, the number of shares of Common Stock convertible in respect of the put of Series B Preferred Stock subject to such issuance (assuming conversion of the issuance of Series B Preferred Stock at the conversion price then in effect) does not exceed seventy-five percent (75%) of the average daily trading volume of our Common Stock, measured over the five (5) trading days immediately preceding such date of the notice, and after the second notice has been delivered, any subsequent notice after must not be delivered sooner than thirty (30) days following the prior issuance, unless otherwise agreed as described in the Purchase Agreement.

Notices

We are required to provide written notice to B. Riley to require them to purchase shares of Series B Preferred Stock under the Purchase Agreement, setting forth the aggregate purchase price for shares of Series B Preferred Stock we desire to effect under the Purchase Agreement and the aggregate number of shares of Series B Preferred Stock issuable to B. Riley pursuant to such issuance (as determined by dividing the aggregate purchase price for the issuance by the per share purchase price of $960).

Limitations

Regardless of the number of shares of Series B Preferred Stock set forth in the notice to B. Riley, the final number of Series B Preferred Stock to be issued pursuant to such notice will be reduced if:

●	it causes the aggregate number of Series B Preferred Stock to be sold to B. Riley to exceed the aggregate purchase price of $15.0 million; or

●	the aggregate number of shares of Series B Preferred Stock issued under the Purchase Agreement is convertible into shares of Common Stock in excess of the Exchange Cap without Stockholder Approval.

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Stockholder Approval

Unless we obtain Stockholder Approval as required by Nasdaq, we will be prohibited from issuing any shares of Series B Preferred Stock under the Purchase Agreement if upon conversion of the Series B Preferred Stock, the issuance of such shares of Common Stock would exceed 19.99% of our outstanding shares of Common Stock as of the date of the Purchase Agreement or otherwise exceed the aggregate number of shares of Common Stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq. The Purchase Agreement requires us to use reasonable best efforts to obtain Stockholder Approval with respect to the transactions contemplated by the Purchase Agreement, including the issuance of the Shares upon conversion of the Series B Preferred Stock in excess of the Exchange Cap, within 90 days of entering into the Purchase Agreement. If we do not obtain Stockholder Approval at the first meeting, then we must call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Series B Preferred Stock is no longer outstanding.

Termination

The Purchase Agreement will automatically terminate on the earliest of (i) March 24, 2027, (ii) the date on which B. Riley shall have made payment of the aggregate purchase price equal to $15.0 million, (iii) if we have not obtained Stockholder Approval by September 24, 2026, such date as there ceases to be a sufficient number of authorized but unissued shares of Common Stock remaining under the Exchange Cap. We may terminate the Purchase Agreement at any time prior to the expiration of the Purchase Agreement upon prior written notice as to B. Riley, provided that we pay an amount equal to $1.0 million as liquidated damages. No termination of the Purchase Agreement will be effective during the pendency of any sale and issuance of shares that has not then fully settled in accordance with the Purchase Agreement.

Prohibitions on Certain Transactions

We have agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Purchase Agreement) while the Purchase Agreement is in effect without B. Riley’s prior written consent. This restriction does not apply to any sales, amendments, modifications, supplements or other updates in connection with the “at the market” offering program with B. Riley in effect prior to entering into the Purchase Agreement. We have further agreed not to issue or agree to issue any shares of Common Stock or Common Stock equivalents until October 23, 2025.

Placement Agent

We have engaged BRS to act as our placement agent in connection with the transactions under the Purchase Agreement. We have agreed to pay BRS a cash fee equal to 3.5% of the aggregate dollar amount of the Series B Preferred Stock issued under the Purchase Agreement. We have also agreed to reimburse BRS for certain fees and expenses arising out of BRS’s engagement with us, including legal fees in an amount up to $125,000. Further, for a period of 12 months following the termination of such engagement, we have granted BRS the right to act as the lead underwriter, book runner or placement agent for certain public equity and debt offerings, strategic transactions and rights offerings.

Conversion of our Series B Preferred Stock Issued Under the Purchase Agreement

Any time after this registration statement has been declared effective, the Series B Preferred Stock issued pursuant to the Purchase Agreement is convertible into the Shares at the election of the holder at any time. The initial conversion price for the Series B Preferred Stock is determined by dividing the initial stated value of $1,000 per share (the “Stated Value”) by the applicable conversion price for the Series B Preferred Stock then being converted as of each conversion date (the “Conversion Price”). The Conversion Price equals (a) with respect to the first $500,000 of Stated Value of shares of Series B Preferred Stock being converted, the greater of (x) one hundred and five percent (105%) of the lowest volume weighted average price, as reported by Bloomberg Financial Markets, during the five (5) trading day period immediately preceding and ending on the trading day immediately preceding such conversion date and (y) the Minimum Conversion Price (defined below), and (b) with respect to all additional shares of Series B Preferred Stock being converted thereafter, the greater of (x) ninety-five percent (95%) of the lowest volume weighted average price during the five (5) trading day period immediately preceding and ending on the trading day immediately preceding such conversion date and (y) the Minimum Conversion Price. The Minimum Conversion Price is initially $0.40 per share.

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The Conversion Price may thereafter be subject to adjustment if at any time which a share of Series B Preferred Stock becomes convertible, the volume weighted average price for any trading day falls below the Minimum Conversion Price and remains below the Minimum Conversion Price for ten (10) consecutive trading days. As of October 16, 2025, the Series B Preferred Stock would be convertible into 12,296,366 Shares. Based on the Minimum Conversion Price, the Series B Preferred Stock would be convertible into an aggregate 39,062,500 Shares, the number of Shares registered for resale hereunder issuable upon the sale of the Series B Preferred Stock to B. Riley and subsequent conversion of the Series B Preferred Stock, if the conversion price is equal to the Minimum Conversion Price. The actual number of shares of Common Stock issued will vary depending on the Conversion Price at the time of conversion. If converted at a price lower than the Minimum Conversion Price, shares of Common Stock would be issuable upon conversion of the shares of Series B Preferred Stock in excess of the number of shares of Common Stock registered for resale hereunder.

We may be required to redeem the Series B Preferred Stock in certain circumstances where our Common Stock is not listed on or is otherwise suspended from Nasdaq, the holder becomes prohibited from converting any portion of the Series B Preferred Stock for eighteen (18) months following the issuance of such Series B Preferred Stock due to the Exchange Cap, or the market price of our Common Stock falls and remains below the Minimum Conversion Price for ten (10) consecutive trading days. If the holder exercises its redemption right in connection with our Common Stock not being listed or otherwise suspended from Nasdaq, we would be obligated to redeem its shares of Series B Preferred Stock in cash by wire transfer of immediately available funds at a price per share equal to the greater of (i) the Stated Value of the Series B Preferred Stock being redeemed and (ii) the product of (x) the lowest Conversion Price in effect during the period beginning on the date immediately preceding such event triggering the redemption and ending on the date such holder delivers a notice of redemption and (y) the number of shares of Common Stock into which such Series B Preferred Stock is convertible at the Conversion Price then in effect (without regard to any limitations on conversion). If we are required to redeem the shares because the holder is prohibited from converting into Common Stock due to the Exchange Cap, we must redeem such shares in cash by wire transfer of immediately available funds at a price equal to one hundred ten percent (110%) of the Stated Value of such Series B Preferred Stock. If we are required to redeem the shares in connection with the market price of our Common Stock falling and remaining below the Minimum Conversion Price, we must redeem such shares of Series B Preferred Stock in cash by wire transfer of immediately available funds at a price per share equal to one hundred five percent (105%) of the Stated Value of the Series B Preferred Stock (subject to exception).

We will not effect any conversion of the Series B Preferred Stock and the holder will not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the conversion, such holder would own in excess of a customary 9.99% beneficial ownership limitation of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series B Preferred Stock held by such holder (the “Beneficial Ownership Limitation”). Unless we obtain the Stockholder Approval as required by Nasdaq, holders will not have the right to convert any portion of the Series B Preferred Stock to the extent that such issuance of Common Stock as a result of the conversion exceeds the Exchange Cap. The Purchase Agreement requires us to use reasonable best efforts to obtain Stockholder Approval within 90 days of entering into the Purchase Agreement. If we do not obtain Stockholder Approval at the first meeting, then we must call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Series B Preferred Stock is no longer outstanding.

For additional information about the conversion of the Series B Preferred Stock and rights of holders of Series B Preferred Stock, see “Description of Securities – Series B Preferred Stock” on page 23 of this prospectus.

Dilutive Effect on our Stockholders

All 39,062,500 Shares registered hereunder, are issuable to B. Riley upon conversion of Series B Preferred Stock, are expected to be freely tradable. The sale by B. Riley of a significant amount of our Common Stock registered hereunder at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Series B Preferred Stock to B. Riley, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately issue or sell to B. Riley all, some, or none of the shares of Series B Preferred Stock that are available under the Purchase Agreement.

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Issuances of Series B Preferred Stock pursuant to the Purchase Agreement and the subsequent conversion of Series B Preferred Stock into our Common Stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance and conversion. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to B. Riley and subsequent conversion into Common Stock. If we do sell our Series B Preferred Stock to B. Riley under the Purchase Agreement, and if the Series B Preferred Stock is converted to Common Stock, B. Riley may resell all, some, or none of such Shares at any time or from time to time in its discretion. Therefore, issuances of Series B Preferred Stock to B. Riley by us under the Purchase Agreement, as well as its subsequent conversion into Common Stock, may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of our Series B Preferred Stock to B. Riley under the Purchase Agreement that is subsequently converted into Common Stock, the actual sales and conversion of our Series B Preferred Stock or the mere existence of our arrangement with B. Riley may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of sales to B. Riley.

The following table sets forth the number of Shares we would issue to B. Riley upon conversion of the entire $15.0 million of Series B Preferred Stock at varying conversion prices:

Assumed Conversion Price Per Share of Series B Preferred Stock(1)	Proceeds from the Sale of Series B Preferred Stock to B. Riley Under the Purchase Agreement	Number of Shares to be Issued if Full Purchase and Conversion(2)	Percentage Outstanding Common Stock After Giving Effect to the Issuance to B. Riley and Conversion into Common Stock(3)
$0.40	$15,000,000	39,062,500	53.4%
$0.60	$15,000,000	26,041,667	43.3%
$0.80	$15,000,000	19,531,250	36.4%
$1.00	$15,000,000	15,625,000	31.4%
$1.20	$15,000,000	13,020,833	27.6%

(1)	For the avoidance of doubt, this price represents the Conversion Price after calculation in accordance with the terms of the Series B Certificate of Designations and assumes the Minimum Conversion Price is not adjusted.

(2)	We are registering up to 39,062,500 shares of Common Stock. Pursuant to the Purchase Agreement, shares of our Series B Preferred Stock are issuable to B. Riley and convertible into shares of our Common Stock. This table assumes that sales are made to B. Riley without regard for the 9.99% Beneficial Ownership Limitation and that we have received Stockholder Approval to issue shares in excess of the Exchange Cap.

(3)	The denominator is based on 34,525,134 shares of Common Stock outstanding as of October 16, 2025, adjusted to include the number of our shares of Common Stock set forth in the adjacent column that would be issued to B. Riley upon conversion of the full amount of Series B Preferred Stock issuable under the Purchase Agreement based on the applicable assumed Conversion Price.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors relating to our company that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024, as well as the risks, uncertainties, and additional information set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

Risks Related to this Offering and Our Common Stock

Our ability to direct B. Riley to purchase shares of Series B Preferred Stock under the Purchase Agreement is subject to a minimum trading price requirement and trading volume limitation, which may limit our ability to receive proceeds under the Purchase Agreement when needed and could adversely affect our liquidity.

We may direct B. Riley to purchase up to $15.0 million of shares of our Series B Preferred Stock from time to time under the Purchase Agreement over an eighteen (18)-month period commencing on the date that the conditions to B. Riley’s purchase obligations set forth in the Purchase Agreement are satisfied, in increments of $100,000, subject to a maximum amount of $500,000 weekly in the aggregate (subject to exception), with the initial purchase to be $2.3 million of Series B Preferred Stock. In order to direct B. Riley to purchase any shares of Series B Preferred Stock, we must meet the minimum trading price requirement and not exceed the trading volume limitation set forth in the Purchase Agreement. If we are not in compliance with these conditions, our ability to receive proceeds under the Purchase Agreement when needed could be affected.

Under the terms of the Purchase Agreement, if such condition is not otherwise waived, we may only direct B. Riley to purchase shares of our Series B Preferred Stock (i) if the lowest daily volume weighted average price of our Common Stock for each of the five (5) consecutive trading days prior to providing notice to B. Riley to purchase such shares of Series B Preferred Stock and (ii) the closing sale price of our Common Stock on the trading day prior to the date notice is given to B. Riley to purchase such shares of Series B Preferred Stock each are equal to or exceeds one hundred fifty percent (150%) of the Minimum Conversion Price then in effect.

Additionally, we may not direct B. Riley to purchase shares of Series B Preferred Stock that in the aggregate are convertible into an excess of seventy-five (75) percent of the average daily trading volume of our Common Stock over the five trading days immediately preceding such notice of intent to sell the shares to B. Riley. B. Riley will also not be required to purchase any shares if such sale would result in B. Riley’s beneficial ownership of our Common Stock exceeding the Beneficial Ownership Limitation or the Exchange Cap.

If our Common Stock fails to maintain the minimum trading price or exceeds the trading volume limitation, we may be unable to access all or a portion of the proceeds available to us under the Purchase Agreement. As a result, our ability to obtain financing when needed may be limited, particularly during periods when our stock price is volatile or declining. This restriction could materially and adversely affect our liquidity, our ability to implement our business plan, and our financial condition. There can be no assurance that the market price of our Common Stock will satisfy the minimum price requirement at any time during the term of the Purchase Agreement or that our Common Stock will trade at a high enough volume so that we can access all $15.0 million in proceeds under the Purchase Agreement, and we may be forced to seek alternative sources of financing, which may not be available on favorable terms or at all. Until the Purchase Agreement is terminated, we are also restricted from entering into variable rate transactions, which may further limit our ability to pursue alternative financing opportunities.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of Series B Preferred Stock to B. Riley, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of Series B Preferred Stock to B. Riley, and we could use them for purposes other than those contemplated at the time of commencement of the transactions pursuant to the Purchase Agreement. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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The issuance of the shares of Series B Preferred Stock and subsequent conversion into shares of Common Stock covered by this prospectus could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

The Shares being offered pursuant to this prospectus represent shares of Common Stock issuable upon the conversion of our Series B Preferred Stock issuable under the Purchase Agreement. As of October 16, 2025, there were 34,525,134 shares of Common Stock issued and outstanding (prior to any deemed issuance of any Shares). If we issue to B. Riley shares of Series B Preferred Stock that are converted into the maximum number of Shares that are being registered hereunder, the number of shares of Common Stock issued and outstanding after such conversion would represent approximately 113% of the number of shares of Common Stock issued and outstanding as of the date of this prospectus (without regard to the Beneficial Ownership Limitation and Exchange Cap). As a result, an existing stockholder’s proportionate interest in us will be substantially diluted. The actual number of shares of Series B Preferred Stock that we issue to B. Riley under the Purchase Agreement and that are subsequently converted into Common Stock may be less than the aggregate number of Shares covered by this prospectus.

Substantial future sales or other issuances of our Common Stock or the conversion of our Series B Preferred Stock into Common Stock could depress the market for our Common Stock.

Sales of a substantial number of shares of our Common Stock and any future sales of a substantial number of shares of Common Stock in the public market, including the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock, or the perception by the market that those sales could occur, could cause the market price of our Common Stock to decline or could make it more difficult for us to raise funds through the sale of equity and equity-related securities in the future at a time and price that our management deems acceptable, or at all. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock, which could also depress the market for our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the Selling Stockholder. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may be obligated to redeem shares of Series B Preferred Stock, which could adversely affect our liquidity and financial condition and may limit our ability to pursue other business opportunities.

Under the terms of our Series B Certificate of Designations, we are required to redeem all or a portion of the outstanding shares of our Series B Preferred Stock upon the occurrence of certain events, including circumstances where our Common Stock is not listed on or is otherwise suspended from Nasdaq, the holder becomes prohibited from converting any portion of the Series B Preferred Stock for eighteen (18) months following the issuance of such Series Preferred B Stock due to the Exchange Cap, or the market price of our Common Stock falls and remains below the Minimum Conversion Price for ten (10) consecutive trading days. Our obligation to make such redemptions could require us to use a substantial portion of our available cash or to seek additional sources of financing. If we do not have sufficient cash on hand or are unable to obtain financing on acceptable terms, we may not be able to meet our redemption obligations, which could result in a default under the terms of the Series B Certificate of Designations and may have other adverse consequences. In addition, the requirement to redeem shares of our Series B Preferred Stock may limit our ability to use our cash for other purposes, such as funding our operations, investing in our business, or pursuing strategic opportunities. The redemption obligation could also negatively impact our financial condition and results of operations and may adversely affect the value of our Common Stock.

Because our placement agent is affiliated with the Selling Stockholder, this offering involves a conflict of interest under FINRA rules, and a qualified independent underwriter has participated in the preparation of this prospectus.

BRS, which is a member of FINRA, is acting as our placement agent in connection with this offering. The Selling Stockholder, B. Riley, is an affiliate of BRS. As a result, this offering is deemed to involve a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being conducted in compliance with that rule, which requires, among other things, the participation of a QIU in the preparation of the registration statement and this prospectus.

Seaport has served as the QIU for this offering. In such capacity, the QIU has participated in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Among other things, the QIU has reviewed the terms of our sale of shares of Series B Preferred Stock to B. Riley pursuant to the Purchase Agreement, as well as the terms and pricing formula applicable to the conversion of such shares of Series B Preferred Stock into shares of Common Stock to be sold to public investors pursuant to this offering, and the QIU has confirmed that the terms of such sale, as well as the formula-based pricing methodology and terms of such conversion and resale, are not unreasonable reasonable to public investors in the context of this offering. The QIU is not participating in any resales of shares under this prospectus, will not receive any portion of the proceeds from such resales, and has no direct or indirect interest in this offering other than the receipt of customary fees for acting in such capacity.

Although FINRA Rule 5121 is designed to address and mitigate potential conflicts of interest, investors in this offering should be aware that the placement agent has an affiliate that may benefit from sales of our securities under this prospectus. Accordingly, investors should consider this relationship and potential conflict of interest before making an investment decision.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. The forward-looking statement herein include, but are not limited to, the following:

●	our strategy includes acquisitions, direct hiring, and employee incentivizing through stock options to ensure retention;

●	our ability to become trusted advisors, providing tailored, product-agnostic cybersecurity solutions that align with our clients’ security needs, financial realities, and strategic goals;

●	our ability to expand our service scope and geographical reach by acquiring top cybersecurity talent;

●	our ability to provide our clients with a diverse, world-class team of experts capable of providing technology-agnostic solutions—essential in an industry plagued by a shortage of experience professionals;

●	our ability to position us ahead of competitors and traditional in-house security teams;

●	our strategy drives scalable growth, strengthens recurring revenue streams, and positions us as a leader in a market facing a critical cybersecurity talent shortage;

●	our ability to build a world-class technology team with industry specific expertise;

●	our ability to acquire top cybersecurity talent to expand our services and geographical footprint, reinforcing our ability to delivery exceptional results for our clients; and

●	our ability to stay ahead of emerging threats and regulatory changes, ensuring our clients’ safety, compliance, and success—with our priority software serving as a vital tool to support ongoing security, compliance, and operational excellence.

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●	our ability to require B. Riley to purchase shares of Series B Preferred Stock is subject to the satisfaction of certain conditions, including minimum share price, trading volumes, this registration statement being declared effective, the Beneficial Ownership Limitation and Exchange Cap, and other contractual provisions;

●	sales of shares of our Series B Preferred Stock under the Purchase Agreement and the subsequent conversion of such shares into Common Stock will result in dilution to existing shareholders, which may adversely affect the market price of our Common Stock;

●	the timing and amount of future purchases of Series B Preferred Stock and the conversion of such shares into Common Stock may be affected by market conditions, trading volumes, and volatility in the price of our Common Stock;

●	our ability to execute our business strategy and achieve anticipated benefits from the use of proceeds may be impacted by unforeseen operational, financial, or regulatory challenges;

●	our future capital needs may differ from those anticipated, and we may require additional financing beyond the transactions contemplated by the Purchase Agreement;

●	the number of shares of Series B Preferred Stock issued and converted into Common Stock will depend on the future trading price of our Common Stock, which may fluctuate significantly; and

●	the Purchase Agreement may be terminated or amended under certain circumstances, which could affect our access to future capital—and in the event of a termination by us upon prior written notice, may result in us owing B. Riley $1.0 million in liquidated damages.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC. These risks may cause our or our industry’s actual results, levels of activity, or performance to be materially different from any future results, levels of activity, or performance expressed or implied by these forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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SELLING STOCKHOLDER

This prospectus covers the resale of up to 39,062,500 shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock issuable to B. Riley pursuant to the Purchase Agreement. For additional information regarding the Shares included in this prospectus, see the section titled “Private Placements.” We are registering the Shares included in this prospectus in order to permit the Selling Stockholder to offer such shares for resale from time to time. The term “Selling Stockholder” includes the stockholder listed in the table below and their permitted transferees.

The table below sets forth, as of October 16, 2025, the following information regarding the Selling Stockholder:

●	the name of the Selling Stockholder;

●	the number of shares of Common Stock owned by the Selling Stockholder prior to this offering;

●	the number of shares of Common Stock to be offered by the Selling Stockholder in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●	the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of October 16, 2025.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholder has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of October 16, 2025.

All information with respect to the Common Stock ownership of the Selling Stockholder has been furnished by or on behalf of the Selling Stockholder. We believe, based on information supplied by the Selling Stockholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholder. Because the Selling Stockholder identified in the table may sell some or all of the shares of Common Stock beneficially owned by it and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholder upon termination of this offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock it beneficially owns in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholder will sell all of the shares of Common Stock owned beneficially by them that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own. Except as set forth below, the Selling Stockholder, nor any persons (entities or natural persons) who have control over the Selling Stockholder, has not held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned prior to Offering	Shares of Common Stock Offered by this Prospectus		Shares of Common Stock Beneficially Owned after Offering(3)	Percentage of Shares of Common Stock Beneficially Owned after Offering(4)
B. Riley Principal Capital LLC(1)	0	39,062,500	(2)	0	-

(1)	All investment decisions for B. Riley Principal Capital, LLC are made by BRS’s Co-Chief Executive Officer, Andy Moore. B. Riley Principal Capital, LLC is a wholly owned subsidiary of B. Riley Securities Holdings, Inc. and an affiliate of BRS, a registered broker-dealer and FINRA member. On June 14, 2022, we entered into an at-the-market offering program with BRS as sales agent. On September 24, 2025, we engaged BRS to serve as placement agent. See “Plan of Distribution (Conflict of Interest)” for additional information. We otherwise do not have a material relationship with the Selling Stockholder.

(2)	The number of shares of Common Stock offered by this prospectus, consisting of the number of shares of Common Stock issuable upon conversion of 15,625 shares of Series B Preferred Stock issuable to B. Riley under the Purchase Agreement, assuming a conversion price at the Minimum Conversion Price. The actual number of shares of Serries B Preferred Stock that may be issued to B. Riley in connection with Purchase Agreement, and the number of shares of Common Stock that may be issued upon the subsequent conversion of the Series B Preferred Stock, is not currently known.

(3)	Assumes the sale of all shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus.

(4)	Percentage is based on 34,525,134 shares of Common Stock outstanding as of October 16, 2025 (and rounded to the nearest tenth of a percent) and assumes the sale of all shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus.

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USE OF PROCEEDS

The Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of Shares in this offering. However, we may receive up to $15.0 million in aggregate gross proceeds under the Purchase Agreement from any sales of shares of Series B Preferred Stock we make to the Selling Stockholder pursuant to the Purchase Agreement, assuming that we sell the full amount of our Series B Preferred Stock that we have the right, but not the obligation, to sell to the Selling Stockholder under the Purchase Agreement. Any proceeds that we receive from sales of shares of Series B Preferred Stock to the Selling Stockholder under the Purchase Agreement will be used for working capital, general corporate purposes, and payment of debt obligations. Subject to the terms and conditions of the Purchase Agreement applicable to the use of proceeds from the issuance of the shares of Series B Preferred Stock, our management has broad discretion over the allocation of the net proceeds from the issuance of the shares of Series B Preferred Stock. We will pay all of the fees and expenses incurred by us in connection with this registration.

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PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The Selling Stockholder of the Common Stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling Common Stock:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the Selling Stockholder to sell a specified number of such Common Stock at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

We have engaged BRS, a registered broker-dealer and member of FINRA, to act as our placement agent in connection with the transactions under the Purchase Agreement and have agreed to pay BRS a cash fee equal to 3.5% of the aggregate dollar amount of the Series B Preferred Stock issued under the Purchase Agreement, in addition to certain other customary compensation described in further detail herein. Because B. Riley is an affiliate of BRS and will receive all the net proceeds from the resale of our shares of Common Stock pursuant to this prospectus, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto.

Accordingly, we have engaged the QIU to be the qualified independent underwriter in this offering. In such capacity, the QIU has participated in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Among other things, the QIU has reviewed the terms of our sale of shares of Series B Preferred Stock to B. Riley pursuant to the Purchase Agreement, as well as the terms and pricing formula applicable to the conversion of such shares of Series B Preferred Stock into shares of Common Stock to be sold to public investors pursuant to this offering, and the QIU has confirmed that the terms of such sale, as well as the formula-based pricing methodology and terms of such conversion and resale, are not unreasonable reasonable to public investors in the context of this offering. B. Riley will pay the QIU a cash fee of $50,000 upon the filing of this amendment to the registration statement as consideration for its services and to reimburse certain expenses incurred in connection with acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, any cash fee and expense reimbursement to be paid to the QIU for acting as the qualified independent underwriter in this offering are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley to the public. We anticipate that the QIU will receive no other compensation for acting as the qualified independent underwriter in this offering. The QIU is not participating in any resales of shares under this prospectus, will not receive any portion of the proceeds from the sale of shares by the Selling Stockholder, and has no direct or indirect interest in this offering other than the receipt of customary fees for acting in such capacity. In addition, in accordance with FINRA Rule 5121, no FINRA member (including BRS) is permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

B. Riley has also informed us that it presently anticipates using, but is not required to use, BRS, a registered broker-dealer and FINRA member and an affiliate of B. Riley, as a broker to effectuate resales, if any, of our shares of Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such shares of Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley has informed us that each such broker-dealer it engages to effectuate resales of our shares of Common Stock on its behalf, excluding BRS, may receive commissions from B. Riley for executing such resales for B. Riley and, if so, such commissions will not exceed customary brokerage commissions.

Except as set forth above, we know of no existing arrangements between the Selling Stockholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of Common Stock offered by this prospectus.

The Selling Stockholder may also sell the Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker dealer acts as agent for the purchaser of the Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell the Common Stock short and deliver the Common Stock to close out their short positions, or loan or pledge the Common Stock to broker dealers that in turn may sell the Common Stock. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Common Stock offered by this prospectus, which Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to shares of Series B Preferred Stock issuable to it in connection with the Purchase Agreement and convertible into the Shares being registered for resale hereunder. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. On June 14, 2022, we entered into an at-the-market offering program with BRS as sales agent. On September 24, 2025, we engaged BRS to act as our placement agent in connection with the private placements of the Series B Preferred Stock. We have agreed to pay BRS a cash fee equal to 3.5% of the aggregate dollar amount of the Series B Preferred Stock issued under the Purchase Agreement, in addition to certain other customary compensation described in further detail herein. See “Private Placements” for more information. We otherwise do not have a material relationship with the Selling Stockholder.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Common Stock. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Common Stock may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Common Stock have been disposed of pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our securities. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our second amended and restated certificate of incorporation and second amended and restated by-laws, each as amended, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Capital Stock

We have authorized 350,000,000 shares of capital stock, par value $0.00001 per share, of which 300,000,000 are shares of Common Stock and 50,000,000 are shares of “blank check” preferred stock. As of October 16, 2025, there were 34,525,134 shares of Common Stock issued and outstanding, 9,297,894 shares of Series A Preferred Stock issued and outstanding, no shares of Series B preferred stock issued and outstanding, 51,338 shares of our Common Stock reserved for issuance under the Company 2023 Stock Incentive Plan, 1,307,868 shares of our Common Stock issuable upon exercise of outstanding stock options granted under our equity incentive plans at a weighted average exercise price of $30.89 per share, and 5,031,281 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.18 per share. The authorized and unissued shares of Common Stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our Common Stock or preferred stock.

Description of Common Stock

We are authorized to issue up to 300,000,000 shares of Common Stock, par value $0.00001 per share, with 34,525,134 shares issued and outstanding as of October 16, 2025. In this section entitled “Description of Common Stock,” references to “we,” “us,” “our,” and “our company” refer only to CISO Global, Inc. and not to its consolidated subsidiaries.

The following descriptions of our capital stock does not purport to be complete and is qualified in all respects by reference to our second amended and restated certificate of incorporation, as amended, our second amended and restated by-laws, and the Delaware General Corporation Law (“DGCL”).

General

Each share of our Common Stock has the same relative rights and is identical in all respects with each other share of Common Stock.

Voting Rights

Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Our second amended and restated certificate of incorporation, as amended, does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of Common Stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Dividends

Holders of Common Stock are entitled to share ratably in any dividends declared by our Board of Directors, subject to any preferential dividend rights of any outstanding preferred stock. We have never declared or paid cash dividends on our Common Stock. We do not intend to pay cash dividends in the foreseeable future.

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Preemptive Rights

Holders of Common Stock do not have any preemptive rights with respect to any shares that we may issue in the future. Thus, we may sell shares of our Common Stock without first offering them to the then holders of Common Stock.

Liquidation

In the event of any liquidation or dissolution of our company, whether voluntary or involuntary, the holders of our Common Stock would be entitled to receive pro rata, after payment of all our debts and liabilities, all of our assets available for distribution, subject to the rights of the holders of any preferred stock which may be issued with a priority in liquidation or dissolution over the holders of Common Stock.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CISO.”

Anti-Takeover Provisions

Statutory Business Combination Provision

Delaware has adopted a “business combination” statute (Section 203 of the DGCL) that may also have additional anti-takeover effects to provisions in our second amended and restated certificate of incorporation, as amended, and second amended and restated by-laws. Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

●	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire our company.

Size of the Board and Vacancies

Our second amended and restated by-laws provide that the exact number of directors is determined by resolution of the Board of Directors. Our Board of Directors has the right to fill any vacancies resulting from death, resignation, disqualification, or removal, as well as any newly created directorships arising from an increase in the size of the Board of Directors.

Amendment of Charter Provisions

The affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock, voting together as a single class, is required to, among other things, amend, alter, change, or repeal certain provisions of our second amended and restated certificate of incorporation, as amended. Our second amended and restated by-laws may only be amended (or new by-laws adopted) by the Board of Directors or the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock represented in person or by proxy at the meeting at which the amendment is voted on.

Undesignated Preferred Stock

We may issue preferred stock that could have other rights, including economic rights senior to our Common Stock, so that the issuance of the preferred stock could adversely affect the market value of our Common Stock. The issuance of the preferred stock may also have the effect of delaying, deferring, or preventing a change in control of our company without any action by the stockholders. The effects of issuing preferred stock could include one or more of the following:

●	restricting dividends on the Common Stock;

●	diluting the voting power of the Common Stock;

●	impairing the liquidation rights of the Common Stock; or

●	discouraging, delaying, or preventing changes in control or management of our company.

Transfer Agent

The transfer agent and registrar for our Common Stock is Securities Transfer Corporation. Its telephone number is (469) 633-0101.

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Description of Preferred Stock

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock that we issue will be governed by our second amended and restated certificate of incorporation, as amended, including the certificate of designations relating to such series of preferred stock, and our second amended and restated by-laws. In this section entitled “Description of Preferred Stock,” references to “we,” “us,” “our,” and “our company” refer only to CISO Global, Inc. and not to its consolidated subsidiaries.

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.00001 per share, with 9,297,894 shares outstanding in Series A Preferred Stock, and no shares outstanding in Series B Preferred Stock as of October 16, 2025.

The following descriptions of our capital stock does not purport to be complete and is qualified in all respects by reference to our second amended and restated certificate of incorporation, as amended, our second amended and restated by-laws, and the DGCL and the Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the “Series A Certificate of Designations”), and the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”).

We will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include the following, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends, if any;

●	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our Common Stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

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●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validly issued, fully paid, and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our second amended and restated certificate of incorporation, as amended, that would affect the class or series of preferred stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Series A Preferred Stock

Number of Shares

We have designated 9,297,894 shares of preferred stock as Series A Preferred Stock.

Rank

Each share of Series A Preferred Stock will rank equally in all respects. The Series A Preferred Stock will rank senior and prior to the Common Stock.

Dividend Rights

Cumulative dividends on the shares of Series A Preferred Stock will accrue, whether or not declared by our Board of Directors and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 10% per annum on the sum of the original issuance price of $1.00 per share plus all unpaid accrued and accumulated dividends thereon. All accrued dividends will be paid in cash or our capital stock (as determined in our sole discretion) when, as, and if declared by our Board of Directors out of funds legally available therefor or upon liquidation or redemption of the Series A Preferred Stock; provided, that to the extent not paid on the last day of March, June, September, and December of each calendar year (each, a “Dividend Payment Date”), all accrued dividends on any share will accumulate and compound on the applicable Dividend Payment Date whether or not declared by our Board of Directors and will remain accumulated, compounding dividends until paid or converted. Subject to certain exceptions, all accrued and accumulated dividends on the Series A Preferred Stock will be prior and in preference to any dividend on any junior securities and will be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any junior securities. Holders of Series A Preferred Stock will not be entitled to participate in dividends or distributions of any nature paid on or in respect of the Common Stock.

Liquidation Rights

In the event of any Liquidation (as defined in the Series A Certificate of Designations), each Holder will be entitled to receive liquidating distributions out of our assets legally available for distribution to our stockholders, before any payment or distribution of any of our assets shall be made or set apart for holders of any junior securities, including, without limitation, the Common Stock and Series B Preferred Stock, in an amount equal to the aggregate Liquidation Value (as defined in the Series A Certificate of Designations).

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Voting Rights

The holders of shares of Series A Preferred Stock will not be entitled to vote on any matters submitted to a vote of our stockholders, except as otherwise required by applicable law, our second amended and restated certificate of incorporation, as amended, or our second amended and restated by-laws, as amended.

Conversion Rights

As determined in the sole discretion of our Board of Directors, and at our option, the holder of Series A Preferred Stock shall convert shares of Series A Preferred Stock into shares of Common Stock, without the payment of additional consideration, into such whole number of fully paid and non-assessable shares of Common Stock as is determined by (i) multiplying the number of shares of Series A Preferred Stock to be converted by the issuance price of $1.00 per share, (ii) adding to the result all accrued and accumulated and unpaid dividends on such shares of Series A Preferred Stock to be converted, and then (iii) dividing the result by the Liquidation Value.

Optional Redemption

We will have the right, at any time or from time to time, to redeem any or all of the issued and outstanding shares of Series A Preferred Stock. Any optional redemption will be at a purchase price per share, payable in cash, equal to the Liquidation Value.

Series B Preferred Stock

Number of Shares

We have designated 15,625 shares of preferred stock as Series B Preferred Stock.

Rank

Each share of Series B Preferred Stock will rank equally in all respects. The Series B Preferred Stock will rank senior and prior to the Common Stock, and junior to the Series A Preferred Stock.

Dividend Rights

The holders of Series B Preferred Stock are entitled to receive, concurrently with any dividends or distributions, such dividends or distributions paid to the holders of Common Stock to the same extent as if such Holders had converted the Series B Preferred Stock into Common Stock (without regard to any limitations on conversion) and had held such shares of Common Stock on such record date.

Liquidation Rights

In the event of any Liquidation (as defined in the Series A Certificate of Designations), each Holder will be entitled to receive liquidating distributions out of our assets legally available for distribution to our stockholders, before any payment or distribution of any of our assets shall be made or set apart for holders of any junior securities, including, without limitation, the Common Stock in an amount equal to the aggregate Liquidation Value (as defined in the Series A Certificate of Designations).

Voting Rights

The holders of shares of Series B Preferred Stock will not be entitled to vote on any matters submitted to a vote of our stockholders, except as otherwise required by applicable law, our second amended and restated certificate of incorporation, as amended, or our second amended and restated by-laws, as amended.

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Conversion Rights

At any time and from time to time after the date on which this registration statement for which the prospectus forms a part has been declared effective by the SEC, each share of Series B Preferred Stock will be convertible at the option of the holder into the number of shares of Common Stock determined by dividing the initial stated value of $1,000 per share (the “Stated Value”) by the applicable conversion price for the Series B Preferred Stock then being converted as of each conversion date (the “Conversion Price”). The Conversion Price equals (a) with respect to the first $500,000 of Stated Value of shares of Series B Preferred Stock being converted, the greater of (x) one hundred and five percent (105%) of the lowest volume weighted average price, as reported by Bloomberg Financial Markets, during the five (5) trading day period immediately preceding and ending on the trading day immediately preceding such conversion date and (y) the Minimum Conversion Price (defined below), and (b) with respect to all additional shares of Series B Preferred Stock being converted thereafter, the greater of (x) ninety-five percent (95%) of the lowest volume weighted average price during the five (5) trading day period immediately preceding and ending on the trading day immediately preceding such conversion date and (y) the Minimum Conversion Price. The “Minimum Conversion Price” is initially $0.40 per share.

Redemption Right

The Series B Preferred Stock is subject to redemption by us in certain circumstances where our Common Stock is not listed on or is otherwise suspended from Nasdaq, the holder becomes prohibited from converting any portion of the Series B Preferred Stock for eighteen (18) months following the issuance of such Series B Preferred Stock due to the Exchange Cap, or the market price of our Common Stock falls and remains below the Minimum Conversion Price for ten (10) consecutive trading days (each as described in the Series B Certificate of Designations).

Subsequent Rights Offerings

If at any time the Company grants, issues or sells any Common Stock or Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock, then the holders of Series B Preferred Stock will be entitled to acquire the same as if the holder had held the number of shares of Common Stock acquirable upon complete conversion of such holder’s Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance, and sale, so long as such holder’s ownership would not exceed the Beneficial Ownership Limitation.

Stockholder Approval

We may not effect a conversion of the Series B Preferred Stock and holders may not convert any shares of the Series B Preferred Stock, to the extent, after giving effect to such purchase and sale, the issuance of such Common Stock would exceed the Exchange Cap without Stockholder Approval.

Beneficial Ownership Limitation

We will not effect any conversion of the Series B Preferred Stock and the holder will not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the conversion, such holder would own in excess of the Beneficial Ownership Limitation.

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LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

Our consolidated financial statements of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Semple, Marchal & Cooper, LLP, independent registered public accounting firm, and Baker Tilly Chile LTDA, independent registered public accounting firm, and upon the authority of said firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 31, 2025;
●	our Information Statement on Schedule 14C filed on January 17, 2025;
●	our Definitive Proxy Statement on Schedule 14A filed on March 5, 2025;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed on May 15, 2025 and August 14, 2025, respectively;
●	our Current Reports on Form 8-K filed January 14, 2025, January 17, 2025, April 11, 2025, April 28, 2025, May 2, 2025, June 3, 2025, August 5, 2025, and September 29, 2025; and
●	the description of our Common Stock contained in our registration statement on Form 8-A filed under the Exchange Act on January 13, 2022, including any amendment or reports filed for the purpose of updating such description (including as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024).

All filings by our company pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by our company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investor” section of our website (www.ciso.inc), and you may request copies of these filings, at no cost, by writing or telephoning us at:

CISO Global, Inc.

Attention: Secretary

6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

Telephone: (480) 389-3444

The information contained on our website is not a part of this prospectus.

25

Up to 39,062,500 Shares of Common Stock

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
Securities and Exchange Commission Registration fee	5,677.20
FINRA filing fee	2,750.00
Accountants’ Fees and expenses	21,000.00
Legal fees and expenses	200,000.00
Miscellaneous	8,322.80
Total Expenses	$237,750.00

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

We have obtained insurance covering our directors and officers against losses and insuring us against certain of our obligations to indemnify our directors and officers.

Our second amended and restated by-laws provide that we shall indemnify each of our directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.

This right of indemnification conferred in our second amended and restated by-laws is not exclusive of any other right.

In addition, our second amended and restated certificate of incorporation, as amended, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors to the extent permitted by Section 102 of the Delaware General Corporation Law.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

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Item 15. Recent Sales of Unregistered Securities.

On September 19, 2025, we issued 72,927 shares of our Common Stock to seven former equity holders of our subsidiary SB Cyber Technologies, LLC as additional consideration pursuant to the Equity Purchase Agreement effective as of July 14, 2023. The shares were privately placed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On September 4, 2025, we issued 310,000 shares of our Common Stock to FMW Medial Works, LLC as compensation for investor relations services provided to our company. The shares were privately placed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On August 4, 2025, we entered into Exchange Agreements (each, an “Exchange Agreement,” and collectively, the “Exchange Agreements”) with each of Hensley & Company, d/b/a Hensley Beverage Company (“Hensley”), an entity affiliated with Andrew K. McCain, a director of our company, and J C Associates, Inc. (“J C Associates,” and collectively with Hensley, the “Holders”), an entity affiliated with a member of our advisory board. Pursuant to the Exchange Agreements, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and Rule 506(b) of Regulation D as promulgated by the SEC, the Holders exchanged certain outstanding convertible notes, as amended from time to time, with aggregate principal and accrued interest of approximately $9,297,894.54 (collectively, the “Exchange Notes”) for an aggregate of 9,297,894 newly authorized shares of Series A Preferred Stock. Upon the closing of the transactions contemplated by the Exchange Agreements, the Exchange Notes were cancelled, and the Holders relinquished all rights, powers, privileges, remedies, or interest under such securities.

In March 2025, we issued 100,000 shares of our Common Stock to TraDigital Marketing Group as compensation for investor relations services provided to our company. The shares were privately placed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On December 16, 2024, we entered into a Securities Purchase Agreement (the “Agreement”) with several purchasers. Pursuant to the Agreement, the purchasers agreed to purchase an aggregate of up to $8,125,000 of securities from the Company, including certain convertible notes and certain common stock purchase warrants. Common Stock Purchase Warrants (the “Warrants”) were issued to the purchasers, one for 5,500,000 shares and a second for 1,000,000 shares; available for purchase for five years with an exercise price of One Dollar ($1.00) per share. In connection with the offering, the Company entered into a placement agency agreement dated September 18, 2024 (the “Placement Agency Agreement”), with RBW Capital Partners, LLC and Dominari Securities, LLC (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the offering and up to $100,000 for out-of-pocket expenses for legal fees and other expenses. Additionally, the Company agreed to issue to the Placement Agent warrants to purchase up to an aggregate of 500,000 shares of Common Stock, equal to 5.0% of the aggregate number of Shares to be sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for five years and have an exercise price of $1.15 per share (equal to 115% of the offering price per Share.)

In July 2024, we issued 100,000 shares of our Common Stock to Hudson Global Ventures, LLC as consideration for consulting services. The shares were privately placed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

In March 2024, we issued 100,000 shares of our Common Stock to LendSpark Corporation as additional consideration to enter into a loan agreement in which we received gross proceeds of $2.2 million. The shares were privately placed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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In May 2023, we issued 200,000 shares of our Common Stock to Trending Equities Corp. in exchange for providing marketing and investor relations services. The shares were privately placed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On May 19, 2023, we issued a warrant to Titan Partners Group, LLC, the Placement Agent for our registered direct offering, to purchase 40,000 shares of our Common Stock at a price of $3.75 per share. The warrant is exercisable at any time on or after November 12, 2023, and expires on May 16, 2028. The shares were privately placed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On May 16, 2023, we entered into a securities purchase agreement with certain institutional investors, pursuant to which the Company agreed to sell and issue to the purchasers an aggregate of 1,333,334 shares (of the Company’s Common Stock, in a registered direct offering at an offering price of $3 per share. The offering closed on or about May 19, 2023, subject to satisfaction of customary closing conditions. The gross proceeds of the offering were approximately $4.0 million, before deducting placement agent fees and expenses, and offering expenses payable by the Company. In connection with the offering, the Company entered into a placement agency agreement dated May 16, 2023 (the “Placement Agency Agreement”), with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds of the offering and $60,000 for out-of-pocket expenses for legal fees and other expenses. Additionally, the Company agreed to issue to the Placement Agent warrants to purchase up to an aggregate of 40,000 shares of Common Stock, equal to 3.0% of the aggregate number of Shares to be sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable beginning November 12, 2023, expire on May 16, 2028 and have an exercise price of $3.75 per share (equal to 125% of the offering price per Share).

On March 20, 2023, we entered into a purchase agreement with Hensley & Company dba Hensley Beverage Company, pursuant to which we issued and sold to the Hensley a $5,000,000 10 Percent (10%) Unsecured Convertible Note (the “Note”) for gross proceeds of $5,000,000 in a private placement exempt from registration under Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder (the “Note Offering”). The Note, together with accrued and unpaid interest thereon, is due on March 20, 2025 (the “Maturity Date”). The Company may not prepay the Note prior to the Maturity Date without the consent of the Purchaser. The Note will bear interest at a rate of 10% per annum (based on a 360-day year), payable monthly. At any time prior to or on the Maturity Date and subject to certain beneficial ownership limitations, Hensley may convert all or any portion of the outstanding principal amount of the Note and all accrued and unpaid interest thereon into shares of Common Stock of the Company at a conversion price of $18.00 per share. The conversion price is adjustable in the event of any stock split, reverse stock split, recapitalization, reorganization, or similar event. Upon the occurrence of an “Event of Default” (as defined in the Note and including the failure to make required payments when due after specified grace periods, certain breaches of the Purchase Agreement and certain specified insolvency events), the Purchaser would have the right to accelerate payments due under the Note, which from and after such acceleration would bear interest at a default rate of 24% per annum.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	Exhibit	Filing Date
1.1+	At Market Issuance Sales Agreement, dated June 14, 2022 by and among the Registrant, B. Riley Securities, Inc., Stifel, Nicolaus & Company, Incorporated, and Boustead Securities, LLC	S-3	1.2	06/14/2022
2.1+	Agreement for the Purchase and Sale of Limited Liability Company Interests of GenResults, LLC dated April 12, 2019	10-12G	10.1	10/2/2019
2.2+**	Agreement and Plan of Merger by and among the Registrant, TalaTek, LLC, TalaTek Merger Sub and Baan Alsinawi dated September 23, 2019	10-12G	2.2	10/2/2019
2.3+	Stock Purchase Agreement by and among the Registrant, Technologyville, Inc. and Brian Yelm dated May 25, 2020	8-K	10.1	5/29/2020
2.4+	Share Purchase Agreement among the Registrant, Clear Skies Security, LLC and all of its Members dated July 31, 2020	8-K	10.1	8/6/2020
2.5+**	Agreement and Plan of Merger by and among the Registrant, Alpine Merger Sub, LLC, Alpine Security, LLC and Christian Espinosa dated December 16, 2020	8-K	10.1	12/21/2020
2.6+**	Amended and Restated Agreement and Plan of Merger by and among the Registrant, Catapult Acquisition Merger Sub, LLC, Catapult Acquisition Corporation, the shareholders of Catapult Acquisition Corporation and Darek Hahn dated July 26, 2021	8-K	10.1	08/02/2021
2.7+**	Stock Purchase Agreement by and among the Registrant, Atlantic Technology Systems, Inc., Atlantic Technology Enterprises, Inc., and James Montagne and Miriam Montagne as sole shareholders, dated October 1, 2021	8-K	10.1	10/07/2021
2.8+**	Agreement and Plan of Merger by and among the Registrant, RED74 Merger Sub, LLC, RED74 LLC, Ticato Holdings, Inc. and Tim Coleman dated October 8, 2021	8-K	10.1	11/15/2021
2.9+**	Stock Purchase Agreement by and among the Registrant, Southford Equities, Inc., a British Virgin Islands based company and David Esteban Alfaro Medina, Roberto Andrés Arriagada Poblete and Camilo Orlando Garrido Briones dated December 1, 2021	8-K	10.1	12/06/2021
2.10+	Stock Purchase Agreement among the Registrant and certain shareholders of True Digital Security Inc. dated January 5, 2022	8-K	10.1	01/06/2022
2.11+**	Agreement and Plan of Merger among the Registrant and certain shareholders of True Digital Security Inc. dated January 5, 2022	8-K	10.2	01/06/2022
2.12+	Stock Purchase Agreement by and among the Registrant and Southford Equities, Inc., David Esteban Alfaro Medina, Roberto Andrés Arriagada Poblete, Camilo Orlando Garrido Briones, dated July 1, 2024	8-K	10.1	07/05/2024
2.13+	Stock Purchase Agreement by and among the Registrant and CT Group, LP, Alejandro Torchio, Datadeck, LP, Diego Cabai, Woodface, LP, Rodrigo Astorga. VMT Technologies, LP, José Williams Torres Valenzuela, Quijote Ventures, LP, Lucio Quijano, dated July 1, 2024.	8-K	10.2	07/05/2024
2.14+	Stock Purchase Agreement by and among the Registrant and Itada Equities, Inc., Lilian Andre Espinosa Villarroel, Lorenzo Espinoza Labra, dated July 1, 2024	8-K	10.3	07/05/2024
3.1+	Second Amended and Restated Certificate of Incorporation of the Registrant	10-Q	3.1	08/15/2022
3.1(a)+	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	3.1	04/10/2023
3.1(b)+	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	3.1	03/07/2024

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3.2+	Second Amended and Restated By-laws of the Registrant	8-K	3.1	10/10/2023
3.3+	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of the Registrant	8-K	3.1	08/05/2025
3.4+	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Registrant	8-K	3.1	09/29/2025
4.1+	Form of Common Stock Certificate of the Registrant	10-K	4.1	03/30/2020
4.2+	Form of Underwriter Warrant	S-1	4.3	12/14/2021
4.3+	Form of Placement Agent Warrant	8-K	4.1	05/17/2023
4.4+	Form of Indenture	S-3	4.1	06/26/2025
5.1	Opinion of Greenberg Traurig, LLP
10.1+#	2019 Equity Incentive Plan, as amended	10-Q	10.3	08/15/2022
10.2(a)+#	Form of Stock Option Agreement	10-K	10.3	04/15/2022
10.3+#	Employment Agreement between the Registrant and David G. Jemmett dated September 30, 2019	10-12G	10.2	010/2/2019
10.4+#	Employment Agreement by and between Debra L. Smith and the Registrant dated December 31, 2020	10-K	10.10	04/15/2022
10.5+#	Employment Agreement by and between Kyle J. Young and the Registrant dated March 30, 2023	10-K	10.7	03/31/2023
10.6+	Form of Lockup Agreement	S-1/A	10.14	01/07/2022
10.7+	Purchase Agreement, dated March 20, 2023, by and between the Registrant and Hensley & Company dba Hensley Beverage Company	8-K	10.1	03/20/2023
10.8+	10% Unsecured Convertible Note by the Registrant payable to Hensley & Company, dated March 20, 2023	8-K	10.2	03/20/2023
10.9+#	2023 Equity Incentive Plan	S-8	10.2	10/31/2023
10.10+	Placement Agency Agreement, dated May 16, 2023, by and between the Registrant and each Purchaser thereto	8-K	10.2	05/17/2023
10.11+	Form of Securities Purchase Agreement, dated May 16, 2023, by and between the Registrant and each Purchasers thereto	8-K	10.1	05/17/2023
10.12+	Form of Intellectual Property Buy-Back Purchase Agreement	8-K	10.1	12/04/2024
10.13+	Form of Promissory Note	8-K	10.2	12/04/2024
10.14+	Form of Convertible Note by the Registrant and payable to Target Capital 14, LLC.	8-K	10.2	12/16/2024
10.15+	Form of Convertible Note by the Registrant and payable to Secure Net Capital, LLC.	8-K	10.3	12/16/2024
10.16+	Form of Common Stock Purchase Warrant by the Registrant and Target Capital 14, LLC.	8-K	10.4	12/16/2024
10.17+	Form of Common Stock Purchase Warrant by the Registrant and Secure Net Capital, LLC.	8-K	10.5	12/16/2024
10.18+	Form of Registration Rights Agreement dated December 10, 2024, by and between the Registrant and Purchasers thereto	8-K	10.6	12/16/2024
10.19+	Placement Agency Agreement dated December 10, 2024, by and between the Registrant and each Purchaser thereto	8-K	10.7	12/16/2024
10.20+	Securities Purchase Agreement dated December 10, 2024, between Registrant and the Purchasers thereto	8-K	10.1	12/16/2024
10.21+	Exchange Agreement, dated August 4, 2025, by and between the Registrant and Hensley & Company, d/b/a Hensley Beverage Company	8-K	10.1	08/05/2025
10.22+	Exchange Agreement, dated August 4, 2025, by and between the Registrant and J C Associates, Inc.	8-K	10.2	08/05/2025
10.23+	Preferred Equity Purchase Agreement, dated September 24, 2025, by and between the Registrant and B. Riley Principal Capital I	8-K	10.1	09/29/2025
21.1+	Subsidiaries of the Registrant	10-K	21.1	03/31/2025
23.1+	Consent of Semple, Marchal & Cooper LLP	S-1	23.1	10/06/2025
23.2+	Consent of Baker Tilly Chile Ltda.	S-1	23.2	10/06/2025
24+	Power of Attorney (included on the signature page hereto)	S-1	24	10/06/2025
107+	Filing Fee Table	S-1	107	10/06/2025

+Previously filed.

**Certain exhibits, annexes, and/or schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally a copy of any omitted exhibit, annex, or schedule to the Securities and Exchange Commission upon request.

# Management contracts and compensatory plans and arrangements.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes to

(a) Provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (b)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(c) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-6

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) That:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the day of October 21, 2025.

CISO GLOBAL, INC.

By:	/s/ David G. Jemmett
Name:	David G. Jemmett
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	October 21, 2025

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

By:	/s/ David G. Jemmett
Name:	David G. Jemmett
Title:	Chief Executive Officer and Director (Principal Executive Officer)
Date:	October 21, 2025

By:	/s/ Debra L. Smith
Name:	Debra L. Smith
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Date:	October 21, 2025

By:	*
Name:	Andrew K. McCain
Title:	Director
Date:	October 21, 2025

By:	*
Name:	Phillip Balatsos
Title:	Director
Date:	October 21, 2025

By:	*
Name:	Mohsen (Michael) Khorassani
Title:	Director
Date:	October 21, 2025

By:	*
Name:	Andrew Hancox
Title:	Director
Date:	October 21, 2025

* By:	/s/ Debra L. Smith
Debra L. Smith, Attorney-in-Fact

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